EXHIBIT 10.2

Date: December 10, 2004


                     STATEMENT OF UNAMINOUS WRITTEN CONSENT
                  TO ACTION TAKEN IN LIEW OF THE ANNUAL MEETING
                               OF THE DIRECTORS OF
                        GLOBAL ENVIRONMENTAL ENERGY CORP
                              BY WAIVIER OF NOTICE

DATE: December 10, 2004
Time: 12.40 PM GMT
Place:Telephonically

THE UNDERSIGNED, being all of the directors of Global Environmental Energy Corp., f/k/a Life Energy & Technology Holdings, Inc., a Corporation registered in the Commonwealth of the Bahamas and a U.S. Public Company (the Corporation) do hereby take the following actions in the name of and on behalf of the
Corporation:

At a telephonic meeting of the Board of Directors of Global Environmental Energy, Inc f/k/a Life Energy & Technology Holdings, Inc., held pursuant to waiver of notice and attended by all members on December 10, 2004, and after due discussion, IT WAS UNANIMOUSLY RESOLVED THAT:

1. Global Environmental Energy Inc, f/k/a Life Energy & Technology Holdings, Inc., shall cause the formation of a wholly owed subsidiary named Sahara Petroleum Exploration Corp, said corporation to be a Commonwealth of the Bahamas IBD Corporation.
2. Upon the formation of Sahara; Global Environmental Energy Inc, will assign all rights title and interest to its current 40% minority interest in Life Energy Natural Resources, Inc., ("LENR") to Sahara Petroleum Company. Global Environmental Energy Inc., acquired its 40% interest in LENR in fiscal 2001. The purpose of LENR was to acquire and commercially develop oil and gas properties, as well as other related commodities, initially in Africa and the Middle East.
3. Global Environmental Energy Corp will enter into discussions with LENR to acquire the rights to additional oil and gas properties.
4. On December 10, 2004 Global Environmental Energy Inc, formerly known as Life Energy & Technology Inc, had caused the formation of a wholly owned subsidiary to be formed named Sahara Petroleum Exploration Corp located in New Providence in the Commonwealth of Bahamas


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5.   Global  Environmental  Energy  Corp.  authorizes  the  issuance  of a stock dividend as of the record date "ONLY" to shareholders that own not less than 100 shares of Global Environmental Energy Corp., 3 new shares of Sahara Petroleum Exploration Corp. will be issued for each 100 shares of Global Environmental Energy Corp. owned on the record date. By way of example, the owner of 100 shares of Global Environmental Energy Corp. will receive 3 shares of Sahara Petroleum Exploration Corp, as a dividend; the owner of 199 shares of Global Environmental Energy Corp. will receive 3 shares of Sahara Petroleum Exploration Corp., as a dividend.
6. The record date will be January 15, 2004 with delivery on or about January 30, 2005. In order to receive the stock dividend, a stockholder of record on the record date must continue to hold GEEC stock through the dividend payment date of January 30, 2005
7. All officers and agents are authorized to take appropriate corporate action to effect these changes.
8. Appropriate officers and or agents make such notification to operating agencies and the public as may be required.

IN WITNESS WHERE OF:       The undersigned have executed this Consent:


Dr CA McCormack                 /s/ Dr CA McCormack
                                --------------------
Director, President and Chief Executive Officer


Mr. Salim Ghafari               /s/ Salim Ghafari
                                --------------------
Director, Chief Financial Officer


Dr A Reynolds                   /s/ Dr A Reynolds
                                --------------------
Director, Chairman